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                                                                  EXECUTION COPY


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                        ESCROW AND PAYING AGENT AGREEMENT
                                    (Class B)

                           Dated as of March 28, 2002

                                      among

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

                                 as Escrow Agent


                             PK AIRFINANCE US, INC.

                                  as Purchaser


                            WILMINGTON TRUST COMPANY,
                         not in its individual capacity,
                       but solely as Pass Through Trustee
                              for and on behalf of
                  American Trans Air 2002-1B Pass Through Trust

                             as Pass Through Trustee

                                       and

                            WILMINGTON TRUST COMPANY,

                                 as Paying Agent


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                  ESCROW AND PAYING AGENT AGREEMENT (Class B) dated as of March
28, 2002 (as amended, modified or supplemented from time to time, this "Agreement") among WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (in such capacity, together with its successors in such capacity, the "Escrow Agent"); PK AIRFINANCE US, INC. (the "Purchaser", and together with its transferees and assigns as registered owners of the Certificates referred to below, the "Investors"); WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") under the Pass Through Trust Agreement referred to below; and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as paying agent hereunder (in such capacity, together with its successors in such capacity, the "Paying Agent").


                               W I T N E S S E T H
                               -------------------

                  WHEREAS, American Trans Air, Inc. ("ATA"), Amtran, Inc. ("Amtran") and the Pass Through Trustee have entered into a Pass Through Trust Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pass Through Trust Agreement") relating to American Trans Air 2002-1B Pass Through Trust (the "Pass Through Trust") pursuant to which the American Trans Air Pass Through Trust, Series 2002-1B Certificates (the "Certificates") are being issued;

                  WHEREAS, ATA, the Pass Through Trustee and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Note Purchase Agreement"), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "Equipment Notes") issued to finance the acquisition of Aircraft (as defined in the Note Purchase Agreement) by ATA, as lessee or as owner, utilizing a portion of the proceeds from the sale of the Certificates (the "Net Proceeds");

                  WHEREAS, the Purchaser and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors, subject to withdrawal upon request by the Pass Through Trustee and satisfaction of the conditions set forth in the Note Purchase Agreement for the purpose of purchasing Equipment Notes, and that pending such withdrawal (i) the Net Proceeds from the sale of the Certificates on the date hereof be deposited on behalf of the Escrow Agent with IntesaBci S.p.A., acting through its New York Branch, as Depositary (the "Depositary", which shall also be deemed to refer to any Replacement Depositary (as defined in the Note Purchase Agreement) from and after the date on which the Deposits (as defined in the Deposit Agreement) are transferred to such Replacement Depositary) under the Deposit Agreement (Class
B), dated as of the date hereof between the Depositary and the Escrow Agent relating to the Pass Through Trust (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Initial Deposit Agreement") and (ii) the Net Proceeds from the sale of the Certificates on the Delayed Funding Date (as defined in the

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                                      -2-


Delayed Funding Implementation Agreement) be deposited on behalf of the Escrow Agent with the Depositary under the Delayed Deposit Agreement (Class B) dated as of the date hereof between the Depositary and the Escrow Agent relating to the Pass Through Trust (as amended, modified or supplemented from time to time in accordance with the terms thereto), the "Delayed Deposit Agreement"). As used herein, the term "Deposit Agreement" shall mean, prior to the Delayed Funding Date, the Initial Deposit Agreement, and on and after the Delayed Funding Date, the Initial Deposit Agreement (to the extent of any payment to be made by the Depositary thereunder on or after the Delayed Funding Date) and the Delayed Deposit Agreement. The terms "Initial Deposit Agreement" and "Delayed Deposit Agreement" shall be deemed to refer to any Replacement Deposit Agreement (as defined in the Note Purchase Agreement) to which the Escrow Agent becomes a party pursuant to Section 1.02(a) hereof from and after the transfer of the Deposits from the Depositary to the Replacement Depositary) pursuant to which, among other things, the Depositary will pay interest for distribution to the Investors and establish accounts from which the Escrow Agent shall make withdrawals upon the request of and proper certification by the Pass Through Trustee;

                  WHEREAS, ATA, Amtran, the Pass Through Trustee, the Escrow Agent, the Paying Agent and certain other parties concurrently herewith are entering into a Delayed Funding Implementation Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Delayed Funding Implementation Agreement") pursuant to which the parties thereto agree to supplement and modify the Operative Agreements, as defined therein;

                  WHEREAS, the Escrow Agent wishes to appoint the Paying Agent to pay amounts required to be distributed to the Investors in accordance with this Agreement; and

                  WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pass Through Trust Agreement.

                  NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. Escrow Agent.

                  Section 1.01. Appointment of Escrow Agent. The Purchaser hereby irrevocably appoints, authorizes and directs the Escrow Agent to act as escrow agent and fiduciary hereunder and under the Deposit Agreement for such specific purposes and with such powers as are specifically delegated to the Escrow Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Any and all monies received and held by the Escrow Agent under this Agreement or the Deposit Agreement shall be held in trust by the Escrow Agent in accordance with the terms of this Agreement. This Agreement is irrevocable and the Investors' rights with respect to any monies received and held in trust by the Escrow Agent under this Agreement or the Deposit Agreement shall only be as provided under the terms and conditions of this Agreement and the Deposit Agreement. The Escrow Agent (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those

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expressly set forth in this Agreement and the Deposit Agreement; (b) shall not be responsible to the Pass Through Trustee or the Investors for any recitals, statements, representations or warranties of any person other then itself contained in this Agreement or the Deposit Agreement or for the failure by the Pass Through Trustee, the Investors, the Paying Agent or any other person or entity (other than the Escrow Agent) to perform any of its obligations hereunder (whether or not the Escrow Agent shall have any knowledge thereof); and (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or provided for herein or in connection herewith, except for its own willful misconduct or gross negligence (or simple negligence in connection with the handling of funds).

                  Section 1.02. Instruction; Etc. The Purchaser hereby irrevocably directs the establishment of an escrow and accordingly instructs the Escrow Agent, and the Escrow Agent agrees, (a) to enter into the Initial Deposit Agreement and the Delayed Deposit Agreement and, if requested by ATA pursuant to
Section 4(a)(vii) of the Note Purchase Agreement, to enter into a Replacement Deposit Agreement with the Replacement Depositary specified by the Company, (b) to appoint the Paying Agent as provided for in this Agreement, (c) upon receipt at any time and from time to time prior to the Termination Date (as defined below) of a certificate substantially in the form of Exhibit B hereto (a "Withdrawal Certificate") executed by the Pass Through Trustee, together with an attached Notice of Purchase Withdrawal in substantially the form of Exhibit A to the Deposit Agreement duly completed by the Pass Through Trustee (the "Applicable Notice of Purchase Withdrawal" and the withdrawal to which it relates, a "Purchase Withdrawal"), immediately to execute the Applicable Notice of Purchase Withdrawal as Escrow Agent and transmit it to the Depositary by facsimile transmission in accordance with the Deposit Agreement; provided that, upon the request of the Pass Through Trustee after such transmission, the Escrow Agent shall cancel such Applicable Notice of Purchase Withdrawal, (d) upon receipt at any time and from time to time prior to the Delivery Period Termination Date of a certificate substantially in the form of Exhibit C hereto (a "Prepayment Withdrawal Certificate") executed by the Pass Through Trustee, together with an attached Notice of Prepayment Withdrawal in substantially the form of Exhibit D to the Deposit Agreement duly completed by the Pass Through Trustee (the "Applicable Notice of Prepayment Withdrawal" and the withdrawal to which it relates, a "Prepayment Withdrawal"), immediately to execute the Applicable Notice of Prepayment Withdrawal as Escrow Agent and transmit it to the Depositary by facsimile transmission in accordance with the Deposit Agreement; provided that, upon the request of the Pass Through Trustee after such transmission, the Escrow Agent shall cancel such Applicable Notice of Prepayment Withdrawal, and (e) upon receipt of a Withdrawal Certificate executed by the Pass Through Trustee, together with an attached Notice of Replacement Withdrawal in substantially the form of Exhibit C to the Deposit Agreement duly completed by the Pass Through Trustee, to (i) give such Notice of Replacement Withdrawal to the Depositary requesting a withdrawal, on the date specified in such notice, which shall not be less than 15 days after such notice is given (the "Replacement Withdrawal Date"), of all Deposits then held by the Depositary together with, if the Replacement Withdrawal Date occurs on a Regular Distribution Date, all accrued and unpaid interest on such Deposits to but excluding the Replacement Withdrawal Date, and (ii) direct the Depositary to transfer such Deposits on behalf of the Escrow Agent to the Replacement Depositary in accordance with the Replacement Deposit Agreement and (f) if there are any undrawn Deposits on the "Termination Date", which shall mean the earlier of (i) September 29, 2002 and (ii) the day on which the Escrow Agent receives

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notice from the Pass Through Trustee that the Pass Through Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated, to give notice to the Depositary (with a copy to the Paying Agent) substantially in the form of Exhibit B to the Deposit Agreement requesting a withdrawal of all of the remaining Deposits, together with accrued and unpaid interest on such Deposits to the date of withdrawal, on the 15th day after the date that such notice of withdrawal is given to the Depositary (or, if not a Business Day, on the next succeeding Business Day) (a "Final Withdrawal"), provided that if the day scheduled for the Final Withdrawal in accordance with the foregoing is within 10 days before or after a Regular Distribution Date, then the Escrow Agent shall request that such requested Final Withdrawal be made on such Regular Distribution Date (the date of such requested withdrawal, the "Final Withdrawal Date"). If for any reason the Escrow Agent shall have failed to give the Final Withdrawal Notice to the Depositary on or before September 29, 2002, and there are unwithdrawn Deposits on such date, the Final Withdrawal Date shall be deemed to be October 14, 2002.

                  Section 1.03. Initial Escrow Amount; Issuance of Escrow Receipts. The Escrow Agent hereby directs the Purchaser to, and the Purchaser hereby acknowledges that on the date hereof it shall, irrevocably deliver by wire transfer to the Depositary on behalf of the Escrow Agent an amount in U.S. dollars ("Dollars") and immediately available funds equal to $24,391,148.66 for deposit on behalf of the Escrow Agent with the Depositary in accordance with
Section 2.1 of the Deposit Agreement. The Purchaser hereby instructs the Escrow Agent, upon receipt of such sum from the Purchaser, to confirm such receipt by executing and delivering to the Pass Through Trustee an Escrow Receipt in the form of Exhibit A hereto (an "Escrow Receipt"), (a) to be affixed by the Pass Through Trustee to each Certificate and (b) to evidence the same percentage interest (the "Escrow Interest") in the Account Amounts (as defined in Section 1.04) as the Fractional Undivided Interest in the Pass Through Trust evidenced by the Certificate to which it is to be affixed. The Escrow Agent shall provide to the Pass Through Trustee for attachment to each Certificate newly issued under and in accordance with the Pass Through Trust Agreement an executed Escrow Receipt as the Pass Through Trustee may from time to time request of the Escrow Agent. Each Escrow Receipt shall be registered by the Escrow Agent in a register (the "Register") maintained by the Escrow Agent in the same name and same manner as the Certificate to which it is attached and may not thereafter be detached from such Certificate to which it is to be affixed prior to the distribution of the Final Withdrawal (the "Final Distribution"). After the Final Distribution, no Escrow Receipts shall be issued and the Pass Through Trustee shall request the return to the Escrow Agent for cancellation of all outstanding Escrow Receipts.

                  Section 1.04. Payments to Receiptholders. All payments and distributions made to holders of an Escrow Receipt (collectively "Receiptholders") in respect of the Escrow Receipt shall be made only from amounts deposited in the Paying Agent Account ("Account Amounts"). Each Receiptholder, by its acceptance of an Escrow Receipt, agrees that (a) it will look solely to the Account Amounts for any payment or distribution due to such Receiptholder pursuant to the terms of the Escrow Receipt and this Agreement and
(b) it will have no recourse to ATA, the Pass Through Trustee, the Paying Agent or the Escrow Agent for any such payment or distribution, except as expressly provided herein or in the Pass Through Trust Agreement. No Receiptholder shall have any right to vote or in any manner otherwise control the operation and

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                                      -5-


management of the Paying Agent Account or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Escrow Receipt, be construed so as to constitute the Receiptholders from time to time as partners or members of an association.

                  Section 1.05. Mutilated, Destroyed Lost or Stolen Escrow Receipt. If (a) any mutilated Escrow Receipt is surrendered to the Escrow Agent or the Escrow Agent receives evidence to its satisfaction of the destruction, loss or theft of any Escrow Receipt and (b) there is delivered to the Escrow Agent and the Pass Through Trustee such security, indemnity or bond, as may be required by them to hold each of them harmless, then, absent notice to the Escrow Agent or the Pass Through Trustee that such destroyed, lost or stolen Escrow Receipt has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, the Escrow Agent shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Escrow Receipt, a new Escrow Receipt or Escrow Receipts and of like Escrow Interest in the Account Amounts and bearing a number not contemporaneously outstanding.

                  In connection with the issuance of any new Escrow Receipt under this Section 1.05, the Escrow Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Pass Through Trustee and the Escrow Agent) connected therewith.

                  Any duplicate Escrow Receipt issued pursuant to this Section
1.05 shall constitute conclusive evidence of the appropriate Escrow Interest in the Account Amounts, as if originally issued, whether or not the lost, stolen or destroyed Escrow Receipt shall be found at any time.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Escrow Receipts.

                  Section 1.06. Additional Escrow Amounts. On the date of any Purchase Withdrawal, the Pass Through Trustee may re-deposit with the Depositary some or all of the amounts so withdrawn in accordance with Section 2.4 of the Deposit Agreement.

                  Section 1.07. Resignation or Removal of Escrow Agent. Subject to the appointment and acceptance of a successor Escrow Agent as provided below, the Escrow Agent may resign at any time by giving 30 days' prior written notice thereof to the Investors, but may not otherwise be removed except for cause by the written consent of the Investors with respect to Investors representing Escrow Interests aggregating not less than a majority in interest in the Account Amounts (an "Action of Investors"). Upon any such resignation or removal, the Investors, by an Action of Investors, shall have the right to appoint a successor Escrow Agent. If no successor Escrow Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Escrow Agent's giving of notice of resignation or the removal of the retiring Escrow Agent, then the retiring Escrow Agent may appoint a successor Escrow Agent, which shall be a commercial bank which has an office in the United States with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow

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                                      -6-


Agent shall enter into such documents as the Pass Through Trustee shall require and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations hereunder. No resignation or removal of the Escrow Agent shall be effective unless a written confirmation shall have been obtained from Moody's Investors Service, Inc. that the replacement of the Escrow Agent with the successor Escrow Agent will not result in (a) a reduction of the rating for the Certificates below the then current rating for the Certificates or (b) a withdrawal or suspension of the rating of the Certificates.

                  Section 1.08. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Escrow Agent and the Paying Agent may treat the Person in whose name any Escrow Receipt is registered (as of the day of determination) as the owner of such Escrow Receipt for the purpose of receiving distributions pursuant to this Agreement and for all other purposes whatsoever, and none of the Escrow Agent or the Paying Agent shall be affected by any notice to the contrary.

                  Section 1.09. Further Assurances. The Escrow Agent agrees to take such actions, and execute such other documents, as may be reasonably requested by the Pass Through Trustee in order to effectuate the purposes of this Agreement and the performance by the Escrow Agent of its obligations hereunder.

                  SECTION 2. Paying Agent.

                  Section 2.01. Appointment of Paying Agent. The Escrow Agent hereby irrevocably appoints and authorizes the Paying Agent to act as its paying agent hereunder, for the benefit of the Investors, for such specific purposes and with such powers as are specifically delegated to the Paying Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Paying Agent is authorized to enter into the Delayed Funding Implementation Agreement. Any and all money received and held by the Paying Agent under this Agreement or the Deposit Agreement shall be held in the Paying Agent Account (as defined below) for the benefit of the Investors. The Paying Agent (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities hereunder except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for the Escrow Agent; (b) shall not be responsible to the Escrow Agent for any recitals, statements, representations or warranties of any person other than itself contained in this Agreement or for the failure by the Escrow Agent or any other person or entity (other than the Paying Agent) to perform any of its obligations hereunder (whether or not the Paying Agent shall have any knowledge thereof); and (c) except in respect of its express obligations hereunder, shall not be responsible for any action taken or omitted to be taken by it hereunder or provided for herein or in connection herewith, except for its own willful misconduct or gross negligence (or simple negligence in connection with the handling of funds).

                  Section 2.02. Establishment of Paving Agent Account. The Paying Agent shall establish a deposit account (the "Paying Agent Account") at Wilmington Trust Company in the name of the Escrow Agent. It is expressly understood by the parties hereto that the Paying Agent

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is acting as the paying agent of the Escrow Agent hereunder and that no amounts on deposit in the Paying Agent Account constitute part of the Trust Property.

                  Section 2.03. Payments from Paying Agent Account. The Escrow Agent hereby irrevocably instructs the Paying Agent, and the Paying Agent agrees to act, as follows:

                  (a) On each Interest Payment Date (as defined in the Deposit Agreement) or as soon thereafter as the Paying Agent has confirmed receipt in the Paying Agent Account from the Depositary of any amount in respect of accrued interest on the Deposits, the Paying Agent shall distribute out of the Paying Agent Account the entire amount deposited therein by the Depositary. There shall be so distributed to each Receiptholder of record on the 15th day (whether or not a Business Day) preceding such Interest Payment Date by check mailed to such Receiptholder, at the address appearing in the Register, such Receiptholder's pro rata share (based on the Escrow Interest in the Account Amounts held by such Receiptholder) of the total amount of interest deposited by the Depositary in the Paying Agent Account on such date, except that, with respect to Escrow Receipts registered on the Record Date in the name of The Depository Trust Company ("DTC") or the Purchaser, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC or the Purchaser, as the case may be.

                  (b) Upon the confirmation by the Paying Agent of receipt in the Paying Agent Account from the Depositary of any amount in respect of the Final Withdrawal, the Paying Agent shall forthwith distribute the entire amount of the Final Withdrawal deposited therein by the Depositary to each Receiptholder of record on the 15th day (whether or not a Business Day) preceding the Final Withdrawal Date by check mailed to such Receiptholder, at the address appearing in the Register, such Receiptholder's pro rata share (based on the Escrow Interest in the Account Amounts held by such Receiptholder) of the total amount in the Paying Agent Account on account of such Final Withdrawal, except that, with respect to Escrow Receipts registered on such record date in the name of DTC or the Purchaser, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC or the Purchaser, as the case may be.

                  (c) If any payment of interest or principal in respect of the Final Withdrawal is not received by the Paying Agent within five days of the applicable date when due, then it shall be distributed to Receiptholders after actual receipt by the Paying Agent on the same basis as a Special Payment is distributed under the Pass Through Trust Agreement.

                  (d) Upon the confirmation by the Paying Agent of receipt in the Paying Agent Account from the Depositary of any amount in respect of a Prepayment Withdrawal, the Paying Agent shall forthwith distribute the entire amount of such Prepayment Withdrawal upon not less than 15 days prior notice to the Receiptholders. There shall be distributed to each Receiptholder of record on the 15th day (whether or not a Business Day) preceding such date of distribution by check mailed to such Receiptholder, at the address appearing in the Register, such Receiptholder's pro rata share (based on the Escrow Interest in the Account Amounts held by such Receiptholder) of the total amount in the Paying Agent Account on account of such Prepayment Withdrawal, except that, with respect to the Escrow Receipts registered on such

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record date in the name of a nominee of DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

                  (e) The Paying Agent shall include with any check mailed pursuant to this Section or any payment to the Purchaser, any notice required to be distributed under the Pass Through Trust Agreement that is furnished to the Paying Agent by the Pass Through Trustee.

                  Section 2.04. Withholding Taxes. The Paying Agent shall exclude and withhold from each distribution of accrued interest on the Deposits (as defined in the Deposit Agreement) and any amount in respect of any Prepayment Withdrawal or the Final Withdrawal any and all withholding taxes applicable thereto as required by federal law of the United States. The Paying Agent agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Deposits (as defined in the Deposit Agreement) or the escrow amounts, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Receiptholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Receiptholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Receiptholder may reasonably request from time to time. The Paying Agent agrees to file any other information reports as it may be required to file under United States law. Each Receiptholder or beneficial owner of an interest in an Escrow Receipt that is a Non-U.S. Person, by its acceptance of an Escrow Receipt or a beneficial interest therein, agrees to indemnify and hold harmless the Escrow Agent and the Paying Agent from and against any improper failure to withhold Taxes from amounts payable to it or for its benefit other than an improper failure attributable to the gross negligence or willful misconduct of the Escrow Agent or the Paying Agent, as the case may be. The Paying Agent agrees, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), and applicable federal regulations thereunder, to withhold from each payment due hereunder or under any Escrow Receipts, United States withholding taxes at the appropriate rate, and, on a timely basis, to deposit such amounts with the appropriate taxing authority and make such returns, filings and other reports in connection therewith as are required by the Code and as promptly as possible after the payment thereof to deliver to each such Receiptholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Receiptholder may reasonably request from time to time. In the event that any withholding tax is imposed on a payment to a Receiptholder, such tax shall reduce the amount otherwise distributable to the Receiptholder in accordance with this Section. Any Receiptholder which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Receiptholder becomes a Receiptholder, (a) so notify the Paying Agent, (b) (i) provide the Paying Agent with Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate (or any successor form), or (ii) notify the Paying Agent that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Receiptholder agrees by its acceptance of an Escrow Receipt, on an ongoing basis, to provide like certification for each taxable year and to notify the Paying Agent should subsequent circumstances arise affecting the information provided the Paying Agent in clauses (a) and (b) above. The Paying Agent shall be fully protected in relying upon, and each Receiptholder by its acceptance of an Escrow Receipt agrees to indemnify and hold the Paying Agent harmless

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                                      -9-


against all claims or liability of any kind arising in connection with or related to the Paying Agent's reliance upon any documents, forms or information provided by any Receiptholder to the Paying Agent. In addition, if the Paying Agent has not withheld taxes on any payment made to any Receiptholder, and the Paying Agent is subsequently required to remit to any taxing authority any such amount not withheld, such Receiptholder shall return such amount to the Paying Agent upon written demand by the Paying Agent. The Paying Agent shall be liable only for direct (but not consequential) damages to any Receiptholder due to the Paying Agent's violation of the Code and only to the extent such liability is caused by the Paying Agent's gross negligence or willful misconduct.

                  Section 2.05. Resignation or Removal of Paying Agent. Subject to the appointment and acceptance of a successor Paying Agent as provided below, the Paying Agent may resign at any time by giving 30 days' prior written notice thereof to the Escrow Agent, but may not otherwise be removed except for cause by the Escrow Agent. Upon any such resignation or removal, the Escrow Agent shall have the right to appoint a successor Paying Agent, which shall be a commercial bank which has an office in the United States with a combined capital and surplus of at least $100,000,000. If no successor Paying Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Paying Agent's giving of notice of resignation or the removal of the retiring Paying Agent, then the retiring Paying Agent may (i) appoint a successor Paying Agent, which shall be a commercial bank which has an office in the United States with a combined capital and surplus of at least $100,000,000 or (ii) petition a court of competent jurisdiction to appoint such a successor. Upon the acceptance of any appointment as Paying Agent hereunder by a successor Paying Agent, such successor Paying Agent shall enter into such documents as the Escrow Agent shall require and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Paying Agent, and the retiring Paying Agent shall be discharged from its duties and obligations hereunder.

                  Section 2.06. Notice of Prepayment Withdrawal and Final Withdrawal. Promptly after receipt by the Paying Agent of notice that the Escrow Agent has requested a Prepayment Withdrawal or a Final Withdrawal or that Prepayment Withdrawal or a Final Withdrawal will be made, the Paying Agent shall cause notice of the distribution of the Final Withdrawal to be mailed to each of the Receiptholders at its address as it appears in the Register. Such notice shall be mailed not less than 15 days prior to the distribution date of such prepayment Withdrawal (the "Prepayment Withdrawal Date") or the Final Withdrawal Date. Such notice shall set forth:

                  (i) the Prepayment Withdrawal Date or the Final Withdrawal Date and the date for determining Receiptholders of record who shall be entitled to receive distributions in respect of the Prepayment Withdrawal or the Final Withdrawal,

                  (ii) the amount of the payment in respect of the Prepayment Withdrawal or the Final Withdrawal for each $1,000 face amount Certificate (based on information provided by the Pass Through Trustee) and the amount thereof constituting unused Deposits (as defined in the Deposit Agreement) and interest thereon, and

                  (iii) if the Prepayment Withdrawal Date or the Final Withdrawal Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate (based on information provided by the Pass Through Trustee).

                  Such mailing may include any notice required to be given to Certificateholders in connection with such distribution pursuant to the Pass Through Trust Agreement.

                  SECTION 3. Payments. If, notwithstanding the instructions in
Section 4 of the Deposit Agreement that certain amounts payable to the Escrow Agent under the Deposit Agreement be paid by the Depositary directly to the Paying Agent or the Pass Through Trustee (depending on the circumstances), the Escrow Agent receives any such payment thereunder, then the Escrow Agent shall forthwith pay such amount in Dollars and in immediately available funds by wire transfer to (a) in the case of a payment of accrued interest on the Deposits (as defined in the Deposit Agreement), any Prepayment Withdrawal or any Final Withdrawal, directly to the Paying Agent Account, (b) in the case of any Purchase Withdrawal, directly to the Pass Through Trustee or its designee as specified and in the manner provided in the Applicable Notice of Purchase Withdrawal and (c) in the case of any Replacement Withdrawal (other than accrued interest), to the Replacement Depositary as provided in the Replacement Depositary Agreement. The Escrow Agent hereby waives any and all rights of set-off, combination of accounts, right of retention or any similar right (whether arising under applicable law, contract or otherwise) it may have against amounts payable to the Paying Agent howsoever arising.

                  SECTION 4. Other Actions. The Escrow Agent shall take such other actions under or in respect of the Deposit Agreement (including, without limitation, the enforcement of the obligations of the Depositary thereunder) as the Investors, by an Action of Investors, may from time to time request.

                  SECTION 5. Representations and Warranties of the Escrow Agent. The Escrow Agent represents and warrants to ATA, the Investors, the Paying Agent and the Pass Through Trustee as follows:

                  (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America;

                  (ii) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement, the Deposit Agreement and any Replacement Deposit Agreement;

                  (iii) the execution, delivery and performance of each of this
                        Agreement, the Deposit Agreement and any Replacement Deposit Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and each such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof or thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iv) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement or the Deposit Agreement or any Replacement Deposit Agreement;

                  (v) neither the execution, delivery or performance by it of this Agreement or the Deposit Agreement or any Replacement Deposit Agreement, nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

                  (vi) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined,
                        (A) would adversely affect the ability of it to perform its obligations under this Agreement or the Deposit Agreement or any Replacement Deposit Agreement or (B) would call into question or challenge the validity of this Agreement or the Deposit Agreement or the enforceability hereof or thereof in accordance with the terms hereof or thereof, nor is the Escrow Agent in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement or the Deposit Agreement.

                  SECTION 6. Representations and Warranties of the Paying Agent. The Paying Agent represents and warrants to ATA, the Investors, the Escrow Agent and the Pass Through Trustee as follows:

                  (i) it is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware;

                  (ii) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

                  (iii) the execution, delivery and performance of this
                        Agreement has been duly authorized by all necessary corporate action on the part of it and does not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iv) no authorization, consent or approval of or other action by, and no notice to or filing with, any Delaware state governmental or United States federal authority or regulatory body governing its banking or trust powers is required for the execution, delivery or performance by it of this Agreement;

                  (v) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

                  (vi) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined,
                        (A) would adversely affect the ability of it to perform its obligations under this Agreement or (B) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Paying Agent in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.

                  SECTION 7. Indemnification. Except for actions expressly authorized or required of the Escrow Agent or the Paying Agent hereunder, each of the Escrow Agent and the Paying Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have been indemnified by the party requesting such action in a manner reasonably satisfactory to it against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In the event ATA requests any amendment to any Operative Agreement (as defined in Annex A to the Note Purchase Agreement), the Pass Through Trustee agrees to pay all reasonable fees and expenses (including, without limitation, reasonable fees and disbursements of counsel) of the Escrow Agent and the Paying Agent in connection therewith.

                  SECTION 8. Amendment, Etc. Upon request of the Pass Through Trustee and approval by an Action of Investors, the Escrow Agent and the Paying Agent shall enter into an amendment to this Agreement, so long as such amendment does not adversely affect the rights or obligations of the Escrow Agent or the Paying Agent or the rights of the Investors, provided that upon request of the Pass Through Trustee and without any consent of the Investors, the Escrow Agent shall enter into an amendment to this Agreement for any of the following purposes:

                  (1) to correct or supplement any provision in this Agreement which may be defective or inconsistent with any other provision herein or to cure any ambiguity or correct any mistake or to modify any other provision with respect to matters or questions arising under this Agreement, provided that any such action shall not materially adversely affect the interests of the Investors; or

                  (2) to comply with applicable law, any requirement of the SEC, any federal or state banking rule or regulation or the rules or regulations of any applicable regulatory body; or

                  (3) to evidence and provide for the acceptance of appointment under this Agreement of a successor Escrow Agent, successor Paying Agent or successor Pass Through Trustee.

                  Notwithstanding any provision of this Agreement, upon and simultaneously with the issuance of the Additional Certificates (as defined in the Delayed Funding Implementation Agreement), this Agreement shall be forthwith amended as provided in the Delayed Funding Implementation Agreement, without any need for further action on the part of any party hereto and without any consent of any of the Receiptholders.

                  SECTION 9. Notices. Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in writing (including by facsimile) and shall be deemed to be given and effective upon receipt thereof. All notices shall be sent to (a) in the case of the Investors, as their respective addresses shall appear in the Register, (b) in the case of the Escrow Agent, Wells Fargo Bank Northwest, National Association, 79 South Main Street, 3rd Floor, Salt Lake City, UT 84111, Attention: Corporate Trust Services (Telecopier: (801) 246-5053), (c) in the case of the Pass Through Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration (Telecopier: (302) 636-4140) or (d) in the case of the Paying Agent, Wilmington

Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration (Telecopier: (302) 636-4140), in each case with a copy to American Trans Air, Inc., 7337 West Washington Street, Indianapolis, Indiana 46231, Attention: Kenneth K. Wolff, Chief Financial Officer (Telecopier: (317) 240-7091) (or at such other address as any such party may specify from time to time in a written notice to the other parties). On or prior to the execution of this Agreement, the Pass Through Trustee has delivered to the Escrow Agent a certificate containing specimen signatures of the representatives of the Pass Through Trustee who are authorized to give notices and instructions with respect to this Agreement. The Escrow Agent may conclusively rely on such certificate until the Escrow Agent receives written notice from the Pass Through Trustee to the contrary.

                  SECTION 10. Transfer. No party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under Section 1.07 hereof or (in the case of the Paying Agent) to a successor paying agent under
Section 2.05 hereof, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent and the Paying Agent) their respective permitted assigns.

                  SECTION 11. Non-Petition. Each of the Escrow Agent, the Pass Through Trustee and the Paying Agent hereby agrees that it will not institute against, or join any other person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any Federal or state bankruptcy or similar law, for one year and a day after the latest maturing note issued by the Purchaser is paid in full. The provisions of this Section 11 shall survive the termination of this Agreement.

                  SECTION 12. Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser and shall be payable by the Purchaser solely as provided in this Section 12. Each of the Escrow Agent, the Pass Through Trustee and the Paying Agent agrees that the Purchaser shall only be required to pay (a) any fees or liabilities that it may incur hereunder only to the extent the Purchaser has Excess Funds (as defined below) and (b) any expenses, indemnities or other liabilities that it may incur hereunder only to the extent the Purchaser has Excess Funds. In addition, no amount owing by the Purchaser hereunder in excess of the liabilities that the Purchaser is required to pay in accordance with the preceding sentence shall constitute a claim (as defined in Section 101 to Title 11 of the United States
Code) against the Purchaser. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of, or claim against, the Purchaser arising out of or based upon this Agreement, against any stockholder, employee, officer, director, incorporator or manager of the Purchaser or affiliate thereof except as otherwise provided in this Section 12; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. Any and all claims against the Purchaser shall be subordinate to the claims of the holders of the notes issued by the Purchaser. The obligations of the Escrow Agent, the Pass Through Trustee and the Paying Agent under this Section 12 shall survive the termination of this Agreement. For purposes of this Section 12, "Excess Funds" shall mean, as of any date of determination, all funds not required, after giving effect to all amounts on deposit in the commercial paper account of the Purchaser and the issuer account of the Purchaser or expected to be on deposit in the commercial paper account of the Purchaser, to pay or provide for the payment of any outstanding notes issued by the Purchaser when due.

                  SECTION 13. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the Escrow Agent, the Paying Agent, the Investors and the Pass Through Trustee with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

                  SECTION 14. Survival. This Agreement shall remain in full force and effect through March 17, 2003.

                  SECTION 15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 16. Waiver of Jury Trial Right. EACH OF THE ESCROW AGENT, THE PAYING AGENT, THE INVESTORS AND THE PASS THROUGH TRUSTEE ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

                  SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                  SECTION 18. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company in connection with its role as Pass Through Trustee, not individually or personally but solely as Pass Through Trustee in the exercise of the powers and authority conferred and vested in it under the Pass Through Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Pass Through Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Pass Through Trustee and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Pass Through Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Pass Through Trustee under this Agreement or the other related documents.

                  IN WITNESS WHEREOF, the Escrow Agent, the Paying Agent, the Purchaser and the Pass Through Trustee have caused this Escrow and Paying Agent Agreement (Class B) to be duly executed as of the day and year first above written.



                                                 WELLS FARGO BANK NORTHWEST,
                                                 NATIONAL ASSOCIATION,
                                                 as Escrow Agent


                                                 By
                                                   ---------------------------
                                                   Name:
                                                   Title:


                                                 PK AIRFINANCE US, INC.,
                                                 as Purchaser


                                                 By
                                                   ---------------------------
                                                   Name:
                                                   Title:


                                                 WILMINGTON TRUST COMPANY, not
                                                 in its individual capacity, but
                                                 solely as Pass Through Trustee
                                                 for and on behalf of American
                                                 Trans Air 2002-1B Pass Through
                                                 Trust


                                                 By
                                                   ----------------------------
                                                   Name:
                                                   Title:


                                                 WILMINGTON TRUST COMPANY,
                                                 as Paying Agent


                                                 By
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                                     EXHIBIT A


                    AMERICAN TRANS AIR 2002-1B ESCROW RECEIPT

                                     No. __

                  This Escrow Receipt evidences a fractional undivided interest in amounts ("Account Amounts") from time to time deposited into a certain paying agent account (the "Paying Agent Account") described in the Escrow and Paying Agent Agreement (Class B) dated as of March 28, 2002 (as amended, modified or supplemented from time to time, the "Escrow and Paying Agent Agreement") among Wells Fargo Bank Northwest, National Association, as Escrow Agent (in such capacity, together with its successors in such capacity, the "Escrow Agent"), PK AirFinance US, Inc, Wilmington Trust Company, as Pass Through Trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") and Wilmington Trust Company, as paying agent (in such capacity, together with its successors in such capacity, the "Paying Agent"). Capitalized terms not defined herein shall have the meanings assigned to them in the Escrow and Paying Agent Agreement.

                  This Escrow Receipt is issued under and is subject to the terms, provisions and conditions of the Escrow and Paying Agent Agreement. By virtue of its acceptance hereof the holder of this Escrow Receipt assents and agrees to be bound by the provisions of the Escrow and Paying Agent Agreement and this Escrow Receipt.

                  This Escrow Receipt represents a fractional undivided interest in amounts deposited from time to time in the Paying Agent Account, and grants or represents no rights, benefits or interests of any kind in respect of any assets or property other than such amounts. This Escrow Receipt evidences the same percentage interest in the Account Amounts as the Fractional Undivided Interest in the Pass Through Trust evidenced by the Certificate to which this Escrow Receipt is affixed.

                  All payments and distributions made to Receiptholders in respect of the Escrow Receipt shall be made only from Account Amounts deposited in the Paying Agent Account. The holder of this Escrow Receipt, by its acceptance of this Escrow Receipt, agrees that it will look solely to the Account Amounts for any payment or distribution due to it pursuant to this Escrow Receipt and that it will not have any recourse to ATA, the Pass Through Trustee, the Paying Agent or the Escrow Agent for any such payment or distribution, except as expressly provided herein or in the Pass Through Trust Agreement. No Receiptholder of this Escrow Receipt shall have any right to vote or in any manner otherwise control the operation and management of the Paying Agent Account, nor shall anything set forth herein, or contained in the terms of this Escrow Receipt, be construed so as to constitute the Receiptholders from time to time as partners or members of an association.

                  This Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which this Escrow Receipt is affixed. After payment to the holder hereof of its Escrow Interest in the Final Distribution, upon the request of the Pass Through Trustee, the holder hereof will return this Escrow Receipt to the Pass Through Trustee.

                  The Paying Agent may treat the person in whose name the Certificate to which this Escrow Receipt is attached as the owner hereof for all purposes, and the Paying Agent shall not be affected by any notice to the contrary.

                  THIS ESCROW RECEIPT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Escrow Agent has caused this Escrow Receipt to be duly executed.


Dated:

                                                     WELLS FARGO BANK NORTHWEST,
                                                     NATIONAL ASSOCIATION
                                                     as Escrow Agent


                                                     By
                                                       -----------------------
                                                       Name:
                                                       Title:

                                                                  EXHIBIT B


                             WITHDRAWAL CERTIFICATE
                                    (Class B)


Wells Fargo Bank Northwest, National Association, as Escrow Agent

Dear Sirs:

                  Reference is made to the Escrow and Paying Agent Agreement (Class B), dated as of March 28, 2002 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Agreement"). [We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied.] [We hereby notify you that the Depositary is being replaced in accordance with Section 4(a)(vii) of the Note Purchase Agreement.] Pursuant to
Section 1.02(c) of the Agreement, please execute the attached Notice of Withdrawal and immediately transmit by facsimile to the Depositary, at (212) 793-1246, Attention: Global Agency & Trust Services.


                                Very truly yours,

                                WILMINGTON TRUST COMPANY
                                not in its individual capacity but solely as Pass Through Trustee


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


Dated: _________, ____

                                                           EXHIBIT C

                        PREPAYMENT WITHDRAWAL CERTIFICATE
                                    (Class B)

Wells Fargo Bank Northwest, National Association, as Escrow Agent



Dear Sirs:

                  Reference is made to the Escrow and Paying Agent Agreement (Class B), dated as of March 28, 2002 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Agreement"). The undersigned has been notified by American Trans Air, Inc. (the "Company") that
(i) as a result of a downgrading of the Company's corporate credit ratings, General Electric Capital Corporation has elected to exercise its contractual rights not to act as an Owner Participant with respect to a GE Aircraft (as defined in the Note Purchase Agreement), (ii) pursuant to the separate financing agreement between the Company and General Electric Capital Corporation, the Company will not own or lease such GE Aircraft and (iii) the Company will not identify and substitute a Substitute Aircraft (as defined in the Note Purchase Agreement) for such GE Aircraft. Pursuant to Section 1.02(d) of the Agreement, please execute the attached Notice of Prepayment Withdrawal and immediately transmit by facsimile to the Depositary, at (212) 793-1246, Attention: Global Agency and Trust Services.


                                Very truly yours,

                                WILMINGTON TRUST COMPANY,
                                not in its individual capacity but
                                solely as Pass Through Trustee


                                By   __________________________
                                     Name




Dated: _________, ____